POOL CORPORATION DECLARES QUARTERLY CASH DIVIDEND
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COVINGTON, LA. (February 28, 2024) - Pool Corporation (Nasdaq/GSM:POOL) announced today that its Board of Directors declared a quarterly cash dividend of $1.10 per share. The dividend will be payable on March 28, 2024, to holders of record on March 14, 2024.

POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates approximately 440 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 products to roughly 125,000 wholesale customers. For more information, please visit www.poolcorp.com.

Investor Relations Contacts:

Kristin S. Byars
985.801.5153
kristin.byars@poolcorp.com

Curtis J. Scheel
985.801.5341
curtis.scheel@poolcorp.com